                                                                     Exhibit 4.2

                          AMENDMENT TO RIGHTS AGREEMENT

            AMENDMENT,  dated  as of May 15,  2003  (this  "Amendment"),  to the
Rights  Agreement,  dated as of March 9, 2001 (the "Rights  Agreement"),  by and between GEOWORKS CORPORATION, a Delaware corporation (the "Company"), and MELLON
INVESTOR SERVICES,  LLC, a New Jersey limited liability company, as rights agent
(the "Rights Agent").  Capitalized  terms used but not defined herein shall have the meanings given to such terms in the Rights Agreement.

                                   WITNESSETH

            WHEREAS,  Section  1(a) of the Rights  Agreement  provides  that any
Person who or which, together with all Affiliates and Associates of such Person, is the  Beneficial  Owner of 15% or more of the Voting Stock of the Company then outstanding shall be an "Acquiring Person," subject to certain  exceptions,  for purposes of the Rights Agreement;

            WHEREAS, Section 26 of the Rights Agreement provides that as long as the Rights issued under the Rights Agreement are redeemable,  the Company may in its sole and absolute discretion supplement or amend any provision of the Rights
Agreement without the approval of any holders of the Rights;

            WHEREAS,  the purpose of the amendment to the Rights Agreement is to prevent  possible  limitations on the Company's use of its Federal net operating loss carryforwards and certain income tax credits;

            WHEREAS,  the Board of  Directors  of the Company has  resolved  and determined that the following amendment is necessary and desirable in connection with the  foregoing  and the  Company  desires to  evidence  such  amendment  in writing.

            NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

            1. Amendment of Section 1(a).
               --------------------------

               Section  1(a)  of the  Rights  Agreement  is  hereby  amended  by deleting the reference to "15%" and replacing it with "4.99%".

            2. Amendment of Section 1(k).
               --------------------------

               Section  1(k) of the Rights  Agreement  is hereby  amended in its entirety to read as follows:

                    (k) "Exempt  Person"  shall mean (i) the  Company,  (ii) any
               Subsidiary  of the Company,  (iii) any  employee  benefit plan or employee  stock  plan of the  Company  or any  Subsidiary  of the
               Company,  or any  trust or  other  entity  organized,  appointed, established  or holding Common Stock for or pursuant to the terms of any such plan, or (iv) any Person who, or which, together with all  Affiliates  and Associates of such Person was, and continues to be, the Beneficial  Owner of 4.99% or more of the Voting Stock of the Company as of the close of business on May 9, 2003.

            3. Amendment of Section 3(b).
               -------------------------

               Section  3(b)  of the  Rights  Agreement  is  hereby  amended  by deleting the reference to "15%" and replacing it with "4.99%".

            4. Amendment of Exhibit A.
               ----------------------

               Exhibit A to the Rights  Agreement is hereby  amended by deleting all references to "15%" and replacing them with "4.99%".

            5. Effectiveness.
               -------------

               This Amendment to the Rights  Agreement  shall be effective as of the date of this Amendment,  and all references to the Rights  Agreement  shall, from and after such time, be deemed to be references to the Rights  Agreement as amended hereby.

            6. Delaware Contract.
               ------------------

               This  Amendment  shall be deemed to be a contract  made under the laws of the State of  Delaware  and for all  purposes  shall be  governed by and construed and enforced in accordance  with the laws of such state  applicable to contracts  to be made  and  performed  entirely  within  such  state;  provided, however, that all provisions regarding the rights, duties and obligations of the
Rights Agent shall be governed by and construed in  accordance  with the laws of the State of New York applicable to contracts made and to be performed  entirely within such State.

            7. Counterparts.
               -------------

               This Amendment may be executed in any number of counterparts  and each of such  counterparts  shall for all  purposes be deemed to be an original, and all  such  counterparts  shall  together  constitute  but  one and the  same instrument.

            8. Severability.
               -------------

               If any term of this  Amendment  is held by a court  of  competent jurisdiction  or other  authority  to be  invalid,  void or  unenforceable,  the remainder of the terms of this  Amendment  shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                         [SIGNATURES ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                      GEOWORKS CORPORATION

                                      By: /s/ Mark E. Schwarz
                                          --------------------------------------
                                      Name:  Mark E. Schwarz
                                      Title: Chief Executive Officer

                                      MELLON INVESTOR SERVICES, LLC,
                                      as Rights Agent

                                      By: /s/ Cecil D. Bobey
                                         ---------------------------------------
                                      Name:  Cecil D. Bobey
                                      Title: Assistant Vice President

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